HECO Exhibit 10.6(e)

CONSENT AND AGREEMENT

CONCERNING CERTAIN ASSETS OF

BLACK RIVER ENERGY, LLC

THIS CONSENT AND AGREEMENT (this “Consent and Agreement”) dated as of April 19, 2010 is entered into by and among GREAT POINT POWER HAMAKUA HOLDINGS, LLC, a Delaware limited liability company (“Buyer”), HAMAKUA ENERGY PARTNERS, L.P., a Hawaii limited partnership (“HEP”), and HAWAII ELECTRIC LIGHT COMPANY, INC., a Hawaii corporation (“HELCO”).

B A C K G R O U N D

A.                                   United States Power Fund, L.P. (“Fund I”), United States Power Fund II, L.P., USPF II Institutional Fund L.P., Project Finance Fund III, L.P. and Great Point Power LLC, a Delaware limited liability company, which is the sole member of Buyer, have entered into that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of December 4, 2009 pursuant to which, inter alia, Fund I intends to transfer certain indirect membership interests in HEP to Buyer.

B.                                     Fund I is the sole member of USPF Holdings, LLC, which is the sole member of EIF Hamakua, LLC, a Delaware limited liability company, which is the sole member of Black River Energy, LLC, a Delaware limited liability company (“Black River Energy”).

C.                                     Black River Energy owns 50% of the outstanding interests of Hamakua A, LLC, a Delaware limited liability company (“Hamakua A”), which owns a 98% limited partner interest in HEP; and 100% of the outstanding interests of (a) BR Hamakua, LLC, a Hawaii limited liability company (“BR Hamakua”), which owns a 1% general partner interest in HEP; and (b) BR Landing, LLC, a Delaware limited liability company (“BR Landing”), which owns the remaining (i) 1% general partner interest in HEP and (ii) 50% interest in Hamakua A.

D.                                    HEP is party to that certain Power Purchase Agreement, dated as of October 22, 1997, by and between HEP and HELCO, as amended (the “PPA”).

E.                                      Pursuant to the Purchase and Sale Agreement, Black River Energy will transfer all of its interests in Hamakua A, BR Landing and BR Hamakua (collectively, the “Interests”) to Buyer.

F.                                      Black River Energy has guaranteed HEP’s performance under the PPA pursuant to two Guarantee Agreements, dated effective May 26, 2004 and July 15, 2004, by and between Black River Energy and HELCO (the “Black River Guarantees”) and has provided HELCO with two letters of credit dated June 30, 2005 and June 30, 2006 made in favor of HELCO (the “Black River Letters of Credit”).  Upon closing of the sale of the Interests to Buyer, Buyer will provide a replacement guarantee to HELCO substantially in the form attached hereto as Exhibit A (the “Buyer Guarantee”) to replace the Black River Guarantees and shall also obtain one or more replacement letters of credit in favor of HELCO with an aggregate face amount of $3,000,000, issued by Citibank N.A., for a term of not less than one year from the date of issuance and substantially in the form attached hereto as Exhibit B.  (A letter of credit which satisfies the requirements of the preceding sentence is referred to herein as a “Buyer Letter of Credit.”)

G.                                     Under Section 19.1 of the PPA, HELCO has certain rights of first refusal, or similar preference rights of purchase, that may be triggered or otherwise activated in the event that HEP should sell or transfer its interests in the Facility (the “HELCO Rights”).  Although they do not believe that the sale of the Interests to Buyer will trigger the HELCO Rights or any requirement to obtain HELCO’s consent, Black River Energy, HEP and Buyer would like to obtain HELCO’s acknowledgement and consent to the transactions described herein.

H.                                    As part of the consideration to them for the sale of the Interests to Buyer, Black River Energy would like to obtain from HELCO terminations of the Black River Guarantees and the Black River Letters of Credit and releases of Black River Energy thereunder.

I.                                         Although HELCO does not necessarily concur with the conclusion that the HELCO Rights will not be triggered by the sale of the Interests to Buyer, HELCO is willing to waive the HELCO Rights with respect to said sale, to acknowledge and consent to said sale, and to terminate the Black River Guarantees and the Black River Letters of Credit and release Black River Energy thereunder, all on the terms and conditions set forth herein.

A G R E E M E N T

In light of the foregoing, the parties set forth their agreement as follows:

1.                                       Concurrent with the sale of the Interests, Buyer shall (a) issue and deliver to HELCO the Buyer Guarantee, and (b) cause the issuance of the Buyer Letter of Credit and deliver same to HELCO.

2.                                       Effective concurrently with the sale of the Interests to Buyer:

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(a)                                  the Buyer Guarantee shall, insofar as the Buyer Guarantee issued by Buyer to replace the Black River Guarantees is concerned, be deemed to replace the Form of Guaranty attached to the PPA as Attachment T;

(b)                                 all references to Guarantor(s) and Guarantee(s) in the PPA shall, insofar as they refer to the Buyer Guarantee issued by Buyer in replacement of the Black River Guarantees, be deemed to refer to Buyer and the Buyer Guarantee, respectively;

(c)                                  from the date the Buyer Guarantee is to be issued and delivered to HELCO pursuant to paragraph 1 above through the thirtieth (30th) day following the period the Buyer Guarantee is to remain in full force and effect pursuant to the second sentence of Section 2(b) of the Buyer Guarantee, Buyer shall maintain, or cause to be maintained, in full force and effect the Buyer Letter of Credit, and shall, no later than thirty (30) days prior to the expiration of the term of any Buyer Letter of Credit then in effect, cause either (i) the issuer of the then current Buyer Letter of Credit or (ii) a new issuer of a replacement Buyer Letter of Credit to notify HELCO that it intends to replace such Buyer Letter of Credit with a newly issued Buyer Letter of Credit. Any failure to maintain the Buyer Letter of Credit in full force and effect or provide notice of a replacement Buyer Letter of Credit as aforesaid, shall constitute grounds for HELCO to draw down the full amount of the Buyer Letter of Credit regardless of whether or not HELCO would otherwise then be entitled to demand payment from HEP under the PPA or from Buyer under the Buyer Guarantee, provided Buyer shall not be in default of such notice requirement (and HELCO shall not be entitled to draw down the full amount of the Buyer Letter of Credit) if Buyer has delivered a replacement Buyer Letter of Credit by such thirtieth (30th) day or has caused the expiration date of such Buyer Letter of Credit to be extended for an additional year.  Any such amounts drawn on the Buyer Letter of Credit pursuant to this subparagraph (c) shall be (i) held by HELCO as security for Buyer’s performance of its obligation to maintain and replace the Buyer Letter of Credit as aforesaid, until such time as a new Buyer Letter of Credit is issued and delivered to HELCO, and (ii) upon the issuance and delivery of a new Buyer Letter of Credit as aforesaid, paid over to Buyer or its designee without interest;

(d)                                 except in the circumstance where HELCO has drawn down the full amount of the Buyer Letter of Credit, as contemplated under the preceding subparagraph (c), any failure to maintain the Buyer Letter of Credit in full force and effect as and to the extent required under the preceding subparagraph (c) shall be deemed to be a failure by HEP to maintain the Buyer Guarantee in full force and effect and, accordingly, shall constitute an “Event of Default” by HEP under paragraph (15) of Section 7.1A of the PPA;

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(e)                                  any failure of the issuer of the Buyer Letter of Credit to pay HELCO any amount as to which HELCO has a proper claim, as and when due under such Buyer Letter of Credit, and the further failure of such issuer, or Buyer (as guarantor under the Buyer Guarantee) to remedy such non-payment within forty-five (45) days after written demand therefore by HELCO served upon such issuer (with a copy to Buyer), shall be deemed a failure to pay HELCO and, accordingly, shall constitute an “Event of Default” by HEP under paragraph (16) of Section 7.1A of the PPA; and

(f)                                    Buyer shall notify or cause HEP to notify HELCO of any change in the issuer’s bank credit rating under Standard & Poor’s (S&P) and Moody’s within 30 days of Buyer becoming aware of such change.  In the event the issuer has not maintained a rating of at least S&P Short-Term Issue Credit Rating of A-1, S&P Long-Term Issue credit Rating of A-, Moody’s Short-Term Bank Deposit Rating of P-1 and Moody’s Long-Term Bank Deposit Rating of A3, HELCO will have the right, but not the obligation, to require Buyer to secure an equivalent letter of credit with another financial institution satisfactory to HELCO.

3.                                       For so long as the obligation to maintain the Buyer Letter of Credit is being satisfied, HEP shall be excused from providing the letter of credit or bond required under paragraph (17) of Section 7.1A insofar as one of the Events of Default referenced therein has occurred with respect to Buyer (as guarantor under the Buyer Guarantee) or HEP.

4.                                       In consideration of the covenants and agreements of Buyer and HEP set forth in paragraphs 1 and 2 above, HELCO hereby (a) consents to the sale of the Interests to Buyer, (b) waives its HELCO Rights, if any, that may be triggered or otherwise activated as a result of said sale including any right to receive notice of the intended sale by a certain date, (c) consents to the replacement of the Black River Guarantees by the Buyer Guarantee and the Black River Letters of Credit by the Buyer Letter of Credit, (d) consents to the termination of the Black River Guarantees and the Black River Letters of Credit upon such replacement and the release of Black River Energy thereunder, (e) agrees that none of the aforesaid sale of the Interests to Buyer, or the replacement of the Black River Guarantees and the Black River Letters of Credit with the Buyer Guarantee and the Buyer Letter of Credit shall constitute an Event of Default under Section 7.1A of the PPA, and (f) affirms that no facts currently exist which, with the passage of time or the giving of notice or both, would give rise to an Event of Default under the PPA.

5.                                       The consents to the sale of the Interests set forth in clause (a) of paragraph 4, and the waiver of HELCO’s Rights set forth in clause (b) of paragraph 4, shall not authorize, nor be deemed to authorize, any other or further transfer, sale or assignment of direct or indirect interests in the Facility, HEP or in any members of HEP, to the extent any such other or further transfer, sale or assignment would otherwise trigger HELCO’s Rights or any other HELCO consent rights under the PPA.  The consents to the

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replacement of the Black River Guarantees and the Black River Letters of Credit by the Buyer Guarantee and the Buyer Letter of Credit and the termination of the Black River Guarantees and the Black River Letters of Credit and the release of Black River Energy set forth in clauses (c) and (d) of paragraph 4 shall not be understood or construed as an agreement to or the basis or justification for the termination of any other Guarantee or Letter of Credit under the PPA or the release of any other entity, nor as a waiver of any term, covenant, condition or provision of the PPA, any other Guarantee under the PPA, or any other instrument in favor of HELCO or with respect to the Facility, and all rights of HELCO under the PPA, any other Guarantee under the PPA, or any other instrument in favor of HELCO or with respect to the Facility are expressly reserved.  The agreements, waivers and representations with respect to defaults and Events of Default set forth in clauses (e) and (f) of paragraph 4 shall not be understood or construed as a waiver of HELCO’s right to require full and complete performance, from and after the date hereof, of all obligations imposed on “SELLER” under the PPA.

6.                                       HELCO acknowledges that Black River Energy and Buyer will rely upon the undertakings of HELCO set forth in paragraph 4 above, subject to the reservations set forth in paragraph 5 above, in the future in connection with any rights, obligations and liabilities with respect to the Interests, the Black River Guarantees, the Buyer Guarantee, the Black River Letters of Credit, the Buyer Letter of Credit and the PPA.

7.                                       Miscellaneous.

(a)                                  Definitions.  All capitalized terms used herein and not defined herein, and which are defined in, or by reference in, the PPA, as the PPA may be amended from time to time in accordance with its terms, shall have the meanings specified in the PPA.

(b)                                 Entire Agreement.  This Consent and Agreement, including the Exhibits attached hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof.

(c)                                  Modification.  No modification or waiver of all or any part of this Consent and Agreement shall be valid unless it is reduced to writing and signed by the parties.

(d)                                 Governing Law and Interpretation.  Interpretation and performance of this Consent and Agreement shall be in accordance with, and shall be controlled by, the laws of the State of Hawaii, other than the laws thereof that would require reference to the laws of any other jurisdiction.

(e)                                  Counterparts.  This Consent and Agreement may be executed in several counterparts and all such executed counterparts shall constitute one

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agreement, binding on the parties thereto, notwithstanding that all parties may not be signatories to the original or the same counterpart.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be executed by their respective duly authorized officers as of the date first written above.

GREAT POINT POWER HAMAKUA HOLDINGS, LLC, a Delaware limited liability company		HAWAII ELECTRIC LIGHT COMPANY, INC., a Hawaii corporation

		By	/s/ Jay Ignacio
By	/s/ Daniel R. Revers		Name: Jay Ignacio
	Name: Daniel R. Revers		Its: President
Its: President

By
HAMAKUA ENERGY PARTNERS, L.P.,			Name:
a Hawaii limited partnership			Its:

By	/s/ Mark D. Segel
Name: Mark D. Segel
Its: President

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EXHIBIT A

(to Consent and Agreement)

GUARANTEE AGREEMENT

between

GREAT POINT POWER HAMAKUA HOLDINGS, LLC

and

HAWAII ELECTRIC LIGHT COMPANY, INC.

THIS GUARANTEE AGREEMENT (“Guarantee”) is made this      day of                        2010 (the “Agreement Date”) by and between HAWAII ELECTRIC LIGHT COMPANY, INC., a Hawaii corporation (“HELCO”), with principal offices in Hilo, Hawaii, and GREAT POINT POWER HAMAKUA HOLDINGS, LLC, a Delaware limited liability company (“Guarantor”), with principal offices in 200 Clarendon Street, 55th Floor, Boston, Massachusetts.

W I T N E S S E T H:

WHEREAS, HELCO is a regulated public utility engaged in the business of generation, transmission and distribution of electric power to customers on the island of Hawaii, Hawaii; and

WHEREAS, United States Power Fund, L.P. (“Fund I”), United States Power Fund II, L.P., USPF II Institutional Fund L.P., Project Finance Fund III, L.P. and Great Point Power LLC, a Delaware limited liability company, which is the sole member of Guarantor, have entered into that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of December 4, 2009 pursuant to which, inter alia, Fund I intends to transfer certain indirect membership interests in Hamakua Energy Partners, L.P., a Hawaii limited partnership (“HEP”) to Guarantor; and

WHEREAS, Fund I is the sole member of USPF Holdings, LLC, which, in turn, is the sole member of EIF Hamakua, LLC, a Delaware limited liability company, which, in turn, is the sole member of Black River Energy, LLC, a Delaware limited liability company (“Black River Energy”); and

WHEREAS, Black River Energy owns 50% of the outstanding interests of Hamakua A, LLC, a Delaware limited liability company (“Hamakua A”), which owns a 98% limited partner interest in HEP; and 100% of the outstanding interests of (a) BR Hamakua, LLC, a Hawaii limited liability company (“BR Hamakua”), which owns a 1% general partner interest in HEP; and (b) BR Landing, LLC, a Delaware limited liability company (“BR Landing”), which owns the remaining (i) 1% general partner interest in HEP and (ii) 50% interest in Hamakua A; and

WHEREAS, HEP is party to that certain Power Purchase Agreement, dated as of October 22, 1997, by and between HEP and HELCO, as amended (the “PPA”); and

WHEREAS, in connection with the transactions contemplated by the Purchase and Sale Agreement, Black River Energy will transfer all of its outstanding equity interests in each of Hamakua A, BR Hamakua and BR Landing (collectively, the “Interests”) to Guarantor; and

WHEREAS, Black River Energy has guaranteed HEP’s performance under the PPA pursuant to two Guarantee Agreements, dated effective May 26, 2004 and July 15, 2004, by and between Black River Energy and HELCO (the “Black River Guarantees”) and has provided HELCO with two letters of credit dated June 30, 2005 and June 30, 2006 made in favor of HELCO (the “Black River Letters of Credit”); and

WHEREAS, as part of the consideration to them for the sale of the Interests to Guarantor, Black River Energy would like to obtain from HELCO terminations of the Black River Guarantees and the Black River Letters of Credit and releases of Black River Energy thereunder; and

WHEREAS, HELCO is willing to acknowledge and consent to such sale, and to terminate the Black River Guarantees and the Black River Letters of Credit and release Black River Energy thereunder, all on the terms and conditions set forth in that certain Consent and Agreement by and among Guarantor, HELCO and HEP dated on or about the date hereof (the “Consent and Agreement”); and

WHEREAS, among the terms and conditions set forth in the Consent and Agreement is the requirement that Guarantor enter into this Guarantee with HELCO; and

WHEREAS, to induce HELCO to enter into the Consent and Agreement, Guarantor is willing to enter into this Guarantee with HELCO.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants, covenants and agrees with HELCO as follows:

1.             Definitions.  All capitalized terms used herein and not defined herein, and which are defined in, or by reference in, the PPA, as the PPA may be amended from time to time in accordance with its terms, shall have the meanings specified in the PPA.  The term “Buyer Letter of Credit” shall have the meaning specified in the Consent and Agreement.

2.             Guarantee and Letter of Credit.

a.             Subject to the limitations contained in Section 3, Guarantor hereby guarantees to HELCO the due and punctual payment, as and when due, of all sums payable by HEP to HELCO as the result of the non-performance of obligations under the PPA or other events or circumstances during the term of the PPA.  In no event shall HELCO have recourse against Guarantor in excess of the lesser of HEP’s payment obligations or the limits set forth in Section 3 below.

b.             This Guarantee is a primary and original obligation of Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee and is in no way conditioned or contingent upon any attempt to collect payment from or proceed against HEP except as stated otherwise herein.  This Guarantee shall remain in full force and effect until the earlier to occur of the following events: (i) all of HEP’s obligations under the PPA including, without limitation, any obligations for breach thereof, have been fulfilled, (ii) this Guarantee has been substituted for in accordance with Section 21.1 of the PPA or (iii) the termination of the PPA; provided that obligations arising prior to such termination date shall survive such termination.  Any notice required to be given by HELCO to HEP under the PPA shall also be given by HELCO to Guarantor at:

ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Boston, MA 02117

Attention:  Jake Erhard

Telephone:  (617) 531-6308

With a copy, which shall not constitute notice, to:

ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Boston, MA 02117

Attention:  John Tisdale

Telephone:  (617) 531-6316

(or such other address as Guarantor may designate in writing to HELCO). Guarantor shall have the same opportunity to cure defaults by HEP under the PPA as HEP shall have; provided, however, that no time period provided in the PPA for cure shall be extended or start anew by virtue of this sentence.

c.             In the event that the PPA shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver or liquidating agency of HEP or any of its properties, in any assignment for the benefit of creditors or any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, Guarantor’s obligations hereunder shall continue to the same extent as if such PPA had not been so rejected or disaffirmed.  Guarantor shall, and does hereby waive all rights and benefits which might relieve, in whole or in part, Guarantor from the performance of its duties and obligations hereunder by reason of any such proceeding, and Guarantor agrees that, subject to the limits set forth herein, it shall be liable for all sums and obligations guaranteed by this Guarantee without regard to any modification, limitation or discharge of the liability of HEP that may result from any such proceeding.

d.             As a material obligation of Guarantor under this Guarantee, Guarantor shall, from the date first written above through the thirtieth (30th) day following the period this Guarantee is to remain in full force and effect pursuant to the second sentence of Section 2(b) hereof, maintain or cause to be maintained in full force and effect the Buyer Letter of Credit, and shall, no later than thirty (30) days prior to the expiration of the term of any Buyer Letter of Credit then in effect, cause either (i) the issuer of the then current Buyer Letter of Credit or (ii) a new issuer of a replacement Buyer Letter of Credit to notify HELCO that it intends to replace such Buyer Letter of Credit with a newly issued Buyer Letter of Credit, and any failure to maintain the Buyer Letter of Credit in full force and effect or provide notice of a replacement Buyer Letter of Credit as aforesaid, shall constitute grounds for HELCO to draw down the full amount of the Buyer Letter of Credit regardless of whether or not HELCO would otherwise then be entitled to demand payment from HEP under the PPA or from Guarantor under this Guarantee, provided Guarantor shall not be in default of such notice requirement (and HELCO shall not be entitled to draw down the full amount of the Buyer Letter of Credit) if Guarantor has delivered a replacement Buyer Letter of Credit by such thirtieth (30th) day or has caused the expiration date of such Buyer Letter of Credit to be extended for an additional year.  Any such amounts drawn on the Buyer Letter of Credit pursuant to this subparagraph (d) shall be (i) held by HELCO as security for Guarantor’s performance of its obligation to maintain and replace the Buyer Letter of Credit as aforesaid, until such time as a new Buyer Letter of Credit is issued and delivered to HELCO, and (ii) upon the issuance and delivery of a new Buyer Letter of Credit as aforesaid, paid over to Guarantor or its designee without interest.

3.             Guarantee Limits.  Guarantor’s obligations under Section 2(a) of this Guarantee in the aggregate shall be limited to the amounts shown below with respect to sums as payable by HEP to HELCO pursuant to the PPA as the result of events or circumstances during the period shown opposite such amounts:

Period	Amount

From the Agreement Date to the End of Term	$3,000,000

4.             Generally.  Guarantor shall not be liable under Section 2 of this Guarantee to any extent greater than 100% of the liability it would have incurred if it had been the contracting party (in place of HEP) under the PPA, and all the representations and warranties made by Guarantor in Section 5 hereof in respect of this Guarantee were true in respect of the PPA as well as the Guarantee and notwithstanding any bankruptcy or insolvency of the HEP.  In addition, Guarantor shall have no obligation under Section 2(a) of this Guarantee for any claim for payment, performance or otherwise attributable to events or circumstances during the period prior to the Agreement Date, not asserted by HELCO in writing within one hundred eighty (180) days after the Agreement Date.

5.             Representations and Warranties.  Guarantor represents and warrants as follows:

a.             Guarantor has full power, authority and legal right to execute and deliver and perform its obligations under this Guarantee.  This Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by any bankruptcy, reorganization, insolvency, moratorium or similar laws affecting generally the enforcement of creditors’ rights from time to time in effect and general principles of equity.

b.             No consent, authorization or approval of, or filing with, any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or has been required in respect of Guarantor in connection with the execution, delivery or performance by Guarantor of this Guarantee, or the compliance by Guarantor with any of the remedies and provisions hereof.

c.             The execution and delivery of, and performance by Guarantor of its obligations under this Guarantee will not result in a violation of, or be in conflict with, any provision of the articles of organization or the operating agreement of Guarantor, or result in a violation of, or be in conflict with, or constitute a default or any event which would, with notice or lapse of time, or both, become a default under, any mortgage, indenture, contract, agreement or other instrument to which Guarantor is a party or by which it or its property is bound, or result in a violation of, or be in conflict with, or result in a breach of any term or provision of any judgment, order, decree or award of any court, arbitrator or governmental or public instrumentality binding upon Guarantor or its property, which individually or in the aggregate would materially adversely affect Guarantor’s ability to perform its obligations under this Guarantee.

d.             Guarantor is not in default, and no conditions exist which, with notice or lapse of time, or both, would constitute a default by Guarantor under any mortgage, loan agreement, deed or trust, indenture or other agreement with respect thereto, evidence of indebtedness or other instrument of a material nature, to which it is party or by which it is bound, or in violation of, or in default under, any rule, regulation, order, writ, judgment, injunction or decree of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign ,which individually or in the aggregate would materially adversely affect Guarantor’s ability to perform its obligations under this Guarantee.

e.             There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending against Guarantor, or of which Guarantor has otherwise received official notice, or which to the knowledge of Guarantor is threatened against Guarantor, wherein an adverse decision, ruling or finding would have a material adverse effect on the Guarantor’s financial position or its ability to perform its obligations under this Guarantee.

f.              All agreements, representations and warranties contained herein or made in writing by or on behalf of Guarantor in connection with the transaction contemplated hereby shall survive the execution and delivery of this Guarantee.

6.             Notice.  Guarantor shall give written notice to HELCO and HEP within ten (10) days after (i) the occurrence of any event or circumstance that results in any of the representations and warranties made by Guarantor in Section 5 ceasing to be accurate, or (ii) the occurrence, with respect to Guarantor, of any of the events specified in paragraphs (10) or (11) of Section 7.1A of the PPA as constituting an Event of Default upon the occurrence thereof with respect to HEP.  Such notice shall describe, with reasonable particularity, the event or circumstances that has caused such result and shall specify the effect thereof on all representations and warranties of Guarantor that are affected thereby.

7.             Miscellaneous.

a.             Severability.  If any term or provision of this Guarantee or the application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guarantee, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guarantee shall be valid and enforceable to the fullest extent permitted by law.

b.             No Waiver.  Except as specifically provided otherwise herein, the failure of either party to enforce at any time any of the provisions of this Guarantee, or to require at anytime performance by the other party of any of the provisions thereof, shall in no way be construed to be a waiver of such provision, nor in any way to affect the validity of this Guarantee or any part hereof, or the right of such party thereafter to enforce every such provision.

c.             Modification.  No modification or waiver of all or any part of this Guarantee shall be valid unless it is reduced to writing and signed by both parties.

d.             Governing Law and Interpretation.  Interpretation and performance of this Guarantee shall be in accordance with, and shall be controlled by, the laws of the State of Hawaii, other than the laws thereof that would require reference to the laws of any other jurisdiction.

e.             Counterparts.  This Guarantee may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on both parties thereto, notwithstanding that both parties may not be signatories to the original or the same counterpart.

f.              Successors and Assigns.  This Guarantee shall be binding upon Guarantor and its successors and assigns and all persons claiming under or through Guarantor or any such successor or assigns, and shall inure to the benefit of, and be enforceable by, HELCO.

g.             Consolidation.  In the event that HELCO brings an action to enforce this Guarantee during the pendency of any proceeding (arbitration or otherwise) between HELCO and HEP, Guarantor shall have the option to join such enforcement action with any such pending proceeding. Moreover, Guarantor shall have the option to join any such proceeding first brought against Guarantor with any subsequent proceeding brought against HEP. In each of the cases described above, such joinder option shall extend until such time as a final judgment is rendered in the relevant proceeding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, HELCO and Guarantor have caused this Guarantee to be executed by their respective duly authorized officers as of the date first above written.

HELCO:		GUARANTOR:

HAWAII ELECTRIC LIGHT COMPANY, INC.		GREAT POINT POWER HAMAKUA HOLDINGS, LLC

By		By
	Name:		Name:
	Its:		Its:

By		By
	Name:		Name:
	Its:		Its:

EXHIBIT B

(to Consent and Agreement)

[Date]

Irrevocable Standby Letter of Credit No. [              ]

Beneficiary:

Hawaii Electric Light Company, Inc.

P.O. Box. 1027

Hilo, Hawaii 96720-1027

Attention: Financial Vice President

Ladies and Gentlemen:

At the request of ArcLight Energy Partners Fund IV, L.P., we, Citibank, N.A., c/o Citicorp North America, Inc., 3800 Citibank Center, Building B, 3rd Floor, Tampa, Florida 33610, Attn: US Standby Unit, Telex: 669720, Facsimile (813) 604-7187 (the Bank), hereby establish this Irrevocable Standby Letter of Credit No.                   (this Letter of Credit) in your favor for the account of ArcLight Energy Partners Fund IV, L.P., 200 Clarendon Street, 55th Floor, Boston, MA 02117 (the Account Party), in the amount of three million dollars ($3,000,000.00) (the Stated Amount).

As used in this Letter of Credit, Dollars and $ mean the lawful currency of the United States of America.

This Letter of Credit is valid and effective immediately and, on and after the date hereof, drawings may be made by you from time to time by presentation of your signed certificate in the form of Exhibit A attached hereto (the Draft Certificate).

In addition, presentation of such Draft Certificate may also be made by fax transmission to (813-604-7187), or such other fax number identified by Citibank, N.A. in a written notice to you.  To the extent a presentation is made by fax transmission, you must (i) provide telephone notification thereof to Citibank, N.A. 866-498-8670 OR 866-498-6754 prior to or simultaneously with the sending of such fax transmission and (ii) send the original of such Draft Certificate by overnight courier to our Servicer, Citicorp North America, Inc., 3800 Citibank Center, Building B 3rd Floor, Tampa, Fl 33610.  Provided, however, that Citibank, N.A.’s receipt of such telephone notice or original documents shall not be a condition to payment of the Stated Amount.

Items delivered by facsimile transmission shall be deemed to be the equivalent of originals of such items for all purposes this Letter of Credit.  Without limiting the generality of the foregoing, a facsimile of this Letter of Credit shall serve as the operative instrument until receipt by the Beneficiary of the original document.

We hereby agree to honor each drawing hereunder made in compliance with this Letter of Credit.  In the case of a draw meeting the requirements of the preceding sentence, such draw shall be honored by wire transfer in immediately available funds in the amount specified in the Draft Certificate delivered to the Bank in connection with such drawing to your account number as specified in the signed Draft Certificate.  If such drawings are presented by you on a Business Day at or before 10:00 AM (our local time in Tampa, Florida), such payment will be made not later than the close of business on the date of such drawing, drawings presented after 10:00 AM will be paid on the next Business Day.

This Letter of Credit is effective immediately, and expires on the first to occur of (a) April 30, 2011, (b) the date on which drawings hereunder total the Stated Amount of this Letter of Credit, or (c) the surrender to the Bank by you of the original of this Letter of Credit, along with the original(s) of any amendment(s) hereto, for cancellation together with your written consent to such cancellation.  The earliest to occur of the dates described in the previous sentence shall constitute the Letter of Credit Expiration Date.

Subject to the provisions herein, we hereby authorize you to make drawings hereunder in an aggregate amount not in excess of the Stated Amount from the date hereof through our close of business on the Letter of Credit Expiration Date.  Upon payment of drawings in an aggregate amount equal to the Stated Amount of this Letter of Credit, we shall be fully discharged of our obligation under this Letter of Credit and we shall not thereafter be obligated to make any further payments under this Letter of Credit.

Communications with respect to this Letter of Credit, including, without limitation, the delivery of the Draft Certificate, shall be in writing and shall be addressed to you at the address set forth above and to us at Citibank, N.A., c/o Citicorp North America, Inc., at the address set forth above, and presented to us by delivery in person or facsimile transmission at such address, provided in this Letter of Credit.

As used herein a Business Day shall mean any day other than a Saturday, Sunday or a day on which banks are required or authorized to close in the State of New York.

This Letter of Credit is transferable by the Beneficiary in its entirety (but not in part) to any transferee whom HELCO may certify is a lending institution or representative of lending institutions providing debt finance to HELCO.  No transfer hereof shall be effective until:

A.                                   An executed transfer request in the form of Exhibit “B” attached hereto is filed with us; and

B.                                     The original of this Letter of Credit, along with the original(s) of any amendment(s) hereto, is/are returned to us for our endorsement thereon of any transfer effected.

Partial drawings are permitted.

This Letter of Credit, except as otherwise expressly stated herein, is subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 (ISP98) and as to matters not governed by ISP98, the Laws of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in the State of New York, will control.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred herein, except for Exhibit “A” and Exhibit “B” hereto and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

Very truly yours,

Citibank, N.A.

By:
Name:
Title:

Our Ref. No.

EXHIBIT “A”

[Beneficiary Letterhead]

DRAWN UNDER CITIBANK, N.A.

LETTER OF CREDIT NO.

                                           , 20

Citibank, N.A.

c/o Citicorp North America, Inc.

3800 Citibank Center

Building B, 3rd Floor

Tampa, Florida 33610

Attn: US Standby Unit

The undersigned, duly authorized officer of [                          ] (the Beneficiary), hereby certifies to Citibank, N.A. (the Issuing Bank), with reference to the Irrevocable Letter of Credit No.            (the Letter of Credit) issued by the Issuing Bank in favor of the Beneficiary (any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) that:

Use the following for Drawings:

1.             The Beneficiary is making a drawing under the Letter of Credit in the amount of [          ] Dollars (US$                  ) (the Drawing Amount).

2.             The Drawing Amount hereunder does not exceed the Stated Amount reduced by all payments of any previous drawings under the Letter of Credit.

3.             As of the date of this certificate, an event has occurred which entitles HELCO to draw on the Letter of Credit. This statement is a demand for payment under the Letter of Credit.

4.             A copy of written notification from HELCO to the Account Party stating that (i) an event has occurred which entitles HELCO to draw on the Letter of Credit and (ii) HELCO intends to make demand for payment under the Letter of Credit by presenting the required statement purportedly signed by the Financial Vice President of HELCO, is attached to this certificate as Attachment 1.

5.             You are hereby directed to make payment of the requested Drawing Amount to [Name of Bank]. at [                          ] ABA No. [                            ] for further credit to Account No. [                ] Re: [                            ] Attention: [                        ].]

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this certificate as of the        day of                   , 20    .

[BENEFICIARY]

By:
Name:
Title:

2

ATTACHMENT 1 TO EXHIBIT “A”

Copy of Written Notification from HELCO to ArcLight Energy Partners Fund IV, L.P.

(see attached)

EXHIBIT “B”

FULL TRANSFER OF LETTER OF CREDIT

Citibank, N.A.

c/o Citicorp North America, Inc.

3800 Citibank Center

Building B, 3rd Floor

Tampa, Florida 33610

Attn:  US Standby Unit

Re:          Irrevocable Transferable Standby Letter of Credit No. [            ]

Ladies and Gentlemen:

For value received, the undersigned beneficiary (the Beneficiary) hereby irrevocably transfers to:

[Name of Transferee]

[Address]

all rights of the undersigned Beneficiary to draw under the above-captioned Letter of Credit (the Letter of Credit).

By this transfer, all rights of the undersigned Beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as Beneficiary thereof; provided that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Letter of Credit pertaining to such transfers.  All amendments to the Letter of Credit are to be consented to by the transferee without necessity of any consent of or notice to the undersigned.

The Letter of Credit together with any amendments (if any) is returned herewith and in accordance therewith we ask that this transfer be effective and that you transfer the Letter of Credit to our transferee or that, if so requested by the transferee, you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit.

Very truly yours,

Authorized Signature

1

SIGNATURE GUARANTEED
The Beneficiary’s signature(s) with
title(s) conforms with that on file
with us and such is/are authorized
for the execution of this instrument.

(Name of Bank)

(Bank Address)

(City, State, Zip Code)

(Telephone Number)

(Authorized Name and Title)

(Authorized Signature)

2